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                                                                    EXHIBIT 99.4

                         3,600,000 Rights to Purchase
                             Shares of Common Stock

                    Great American Financial Resources, Inc.

                      Initially Offered Pursuant to Rights
                           Distributed to Stockholders

To Securities Dealers, Commercial Banks,
Brokers, Trust Companies and Other Nominees:

         Enclosed is a Prospectus, dated August ___, 2003 (the "Prospectus"), including Annex A to such Prospectus, Instructions as to Use of Rights Certificates (the "Instructions"), relating to the offering of shares of common stock, $1.00 par value per share, (the "Common Stock"), of Great American Financial Resources, Inc. (the "Company") at a subscription price of $[___] per share, in cash, pursuant to transferable subscription rights ("Rights") initially distributed to holders of record of shares of Common Stock as of the close of business on August ___, 2003 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Rights Certificate (a "Rights Certificate") registered in your name or the name of your nominee.

         Each beneficial owner of Common Stock registered in your name or the name of your nominee is entitled to one Right for each 12 shares of Common Stock so owned by such beneficial owner on the Record Date. In lieu of fractional shares, the aggregate number of Rights issued in respect of each beneficial owner will be rounded up to the next whole number, upon your timely request on the enclosed Certification and Request for Additional Rights.

         We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

         Enclosed are copies of the following documents:

         1.       The Prospectus, including the Instructions;

         2. A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

         3.       Certification and Request for Additional Rights;

         4.       A Nominee Holder Over-subscription Certification;

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         5.       A Notice of Guaranteed Delivery; and

         6. A return envelope addressed to Securities Transfer Company, the Subscription Agent.

         Your prompt action is requested. The Rights will expire at 5:00 p.m., Eastern Time, on September __, 2003, unless extended by the Company (the "Expiration Date").

         TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED RIGHTS CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED, MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS PRIOR TO THE EXPIRATION DATE. EXERCISE OF OVER-SUBSCRIPTION PRIVILEGES MUST BE ACCOMPANIED BY A COMPLETED NOMINEE HOLDER OVER-SUBSCRIPTION CERTIFICATION.

         Additional copies of the enclosed materials may be obtained from Securities Transfer Company, the Subscription Agent, by calling (513) 579-2414.

                                        Very truly yours,

                                        GREAT AMERICAN FINANCIAL RESOURCES, INC.

                                        BY:_____________________________________
                                             Mark F. Muething
                                             Executive Vice President, General
                                             Counsel and Secretary

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE SUBSCRIPTION DOCUMENTS.